                               VOTING AGREEMENT

     THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of the 17th day of December, 1997, by and among the parties indicated on the signature pages hereof (such persons being referred to herein as the "Stockholders" and individually as a "Stockholder").

                              W I T N E S S E T H:

     WHEREAS, Electronic Transmission Corporation, a Delaware corporation (the "Company"), and Special Situations Private Equity Fund, L.P. and Special Situations Cayman Fund, L.P. (collectively, the "Funds") have on even date herewith entered into that certain Securities Purchase Agreement (the "Purchase Agreement") pursuant to which the Funds have agreed to purchase an aggregate of three million (3,000,000) shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock").

     WHEREAS, the First Closing, as defined in the Purchase Agreement, has occurred on even date herewith, with the Funds purchasing an aggregate of 2,447,719 Shares;

     WHEREAS, the Second Closing, as defined in the Purchase Agreement, requires the issuance of an additional 552,281 Shares, which the Company does not have presently available for issuance as all authorized shares of Common Stock are either outstanding or reserved for issuance;

     WHEREAS, as a condition precedent to the Second Closing, the Company has agreed to increase its authorized shares of Common Stock from 15,000,000 to 20,000,000 shares and to effect a one-for-three or one-for-four reverse stock split (collectively, the "Amendments") by amending its Certificate of Incorporation to incorporate the Amendments; and

     WHEREAS, under the General Corporation Laws of the State of Delaware, stockholder approval is required to amend the Certificate of Incorporation to include the Amendments; and

     WHEREAS, the Stockholders, in accordance with the provisions of Section 6(h) of the Purchase Agreement and to facilitate the amendment of the Certificate of Incorporation to include the Amendments, desire to vote, and restrict the voting of, any and all shares of the Common Stock of the Company now or hereafter owned beneficially by them as a unit to the extent described herein;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto hereby agree as follows:

     1. VOTING OF SHARES. During the term of this Agreement, each Stockholder agrees to vote all of the shares of Common Stock, and any other securities of the Company having voting rights, now or hereafter owned by such Stockholder and to which such Stockholder is entitled to vote for the Amendments.

     2. DEPOSIT OF AGREEMENT. A counterpart of this Agreement shall be deposited with the Company at its principal office and shall be subject to the same right of examination by a stockholder of the Company, in person or by agent or attorney, as are the books and records of the Company.

The Stockholders, excluding the Funds, acknowledge that upon such deposit, this Agreement shall be specifically enforceable.

     3. TERM OF AGREEMENT. This Agreement shall expire upon the earlier of the conclusion of any special or annual meeting of stockholders called by the Board of Directors of the Company at which the Amendments are voted upon and approved by the stockholders of the Company or the expiration of two years from the date of this Agreement. At any time prior to the expiration of this Agreement pursuant to this Paragraph 3, the parties hereto may extend the duration of this Agreement for as many additional periods as they desire. Upon such expiration, this Agreement shall terminate and be of no further force and effect.

     4. OTHER MATTERS. Nothing contained in this Agreement shall require any Stockholder to vote his shares of Common Stock as a unit with respect to any matter other than matters expressly contemplated by this Agreement. The voting of shares pursuant to this Agreement may be effected in any manner permitted by applicable law.

     5. AMENDMENTS. This Agreement sets forth the entire understanding of the parties hereunto with respect to the subject matter hereof and may be amended only by an instrument in writing executed by all parties.

     6. HEADINGS. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     7. PARTIES BOUND. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, devisees, personal and legal representatives and assigns, including without limitation any transferee of shares of Common Stock subject to this Agreement.

     8. IRREVOCABILITY. All parties hereto agree and acknowledge that this Agreement is not revocable at, upon or by reason of a unilateral decision or death or dissolution of any party hereto; rather the parties agree and acknowledge that this Agreement shall not terminate except pursuant to Paragraph 3 hereof. Each Stockholder, excluding the Funds, further acknowledges that he is aware that the Funds, in reliance upon this Agreement, have made a substantial financial commitment to the Company pursuant to the Purchase Agreement.

     9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each Stockholder irrevocably consents to the exclusive jurisdiction of the United States Federal Courts located in New York County, New York, in any suit or proceeding based on or arising under this Agreement.

     10. COUNTERPARTS. This Agreement may be executed in any number of identical counterparts, all of which shall collectively constitute one and the same instrument.

     11. FURTHER ASSURANCES. Each Stockholder, excluding the Funds, shall execute and deliver all certificates, agreements and other documents as the Funds may reasonably request and shall otherwise promptly, fully and diligently cooperate with the Funds and any other necessary persons with respect to the exercise by the Funds of any of their respective rights hereunder.

     12. SPECIFIC PERFORMANCE. Because each Stockholder, excluding the Funds, agrees that the Funds' remedies at law for the failure of such Stockholders to comply with the provisions of this Agreement would be inadequate and that such failure would not be adequately compensable in damages, each Stockholder, excluding the Funds, agrees that the covenants and agreements contained in this Agreement may be specifically enforced.

     IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

                              STOCKHOLDER:


                                        /s/ L. Cade Havard
                              ---------------------------------------
                              L. CADE HAVARD


                              STOCKHOLDER:


                                        /s/ Anneal O. Havard
                              ---------------------------------------
                              ANNEAL O. HAVARD


                              STOCKHOLDER:


                                        /s/ Doug Havard
                              ---------------------------------------
                              DOUG HAVARD


                              STOCKHOLDER:


                                        /s/ Amanda Havard
                              ---------------------------------------
                              AMANDA HAVARD



                              STOCKHOLDER:

                              STERLING NATIONAL CORPORATION


                              By:            /s/ L. Cade Havard
                                 ------------------------------------
                                    L. Cade Havard

                              STOCKHOLDER:

                              STERLING NATIONAL TRUST


                              By:           /s/ L. Cade Havard
                                 ------------------------------------
                                    L. Cade Havard


                              STOCKHOLDER:

                              HANNAH FAMILY TRUST


                              By:            /s/ David O. Hannah
                                 ------------------------------------
                                    David O. Hannah, Trustee


                              STOCKHOLDER:


                                        /s/ Michael Eckstein
                              ---------------------------------------
                              MICHAEL ECKSTEIN


                              STOCKHOLDER:

                              SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.


                              By:             /s/ Austin Marxe
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Its:
                                  -----------------------------------

                              STOCKHOLDER:

                              SPECIAL SITUATIONS CAYMAN FUND, L.P.


                              By:            /s/ Austin Marxe
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Its:
                                  -----------------------------------

                                      SCHEDULE 1


                      List of Individual Holders of Common Stock
                        of Electronic Transmission Corporation



 Name                                                                 Shares
 ----                                                                 ------
 L. Cade Havard                                                      2,048,800
 Anneal O. Havard                                                      500,000

 Doug Havard                                                           250,107
 Amanda Havard                                                         250,107

 Sterling National Corporation                                           6,224
 Sterling National Trust                                               515,334

 Hannah Family Trust                                                   738,313
 Michael Eckstein                                                      100,000

 Special Situations Private Equity Fund, L.P.                        1,631,812
 Special Situations Cayman Fund, L.P.                                  815,907